Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the registration statement on Form S-1 (the "Registration Statement") of Douglas Lake Minerals Inc. (the "Company"), dated the date hereof, of our report dated September 13, 2010 relating to the financial statements of the Company for the year ended May 31, 2010, appearing in the Prospectus which is a part of such Registration Statement, as well as to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 13, 2011